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                                                                   EXHIBIT 4.3.2

                          FIRST SUPPLEMENTAL INDENTURE


     This First Supplemental Indenture (the "Supplemental Indenture") to the Indenture, dated as of July 1, 1997, as amended by the First Amendment to Indenture, dated as of May 27, 1999 (the "Indenture"), by and among Venture Holdings Trust, a grantor trust organized under the laws of Michigan (the "Trust"), Vemco, Inc., Vemco Leasing, Inc., Venture Industries Corporation, Venture Holdings Corporation, Venture Leasing Company, Venture Mold & Engineering Corporation, and Venture Service Company, each a Michigan corporation (each an "Issuer" and, together with the Trust, the "Issuers") and The Huntington National Bank, a national banking association, as Trustee (the "Trustee") is made as of the 27th day of May, 1999 by and among the Issuers, the Guarantors named herein and the Trustee.

     WHEREAS, the Issuers have heretofore executed and delivered to the Trustee the Indenture, which relates to the Issuers 9-1/2% Senior Notes due 2005 (the "Notes"); and

     WHEREAS, each of Venture Holdings Company LLC, a Michigan limited liability company; Experience Management LLC, a Michigan limited liability company; Venture Europe, Inc., a Michigan corporation; and Venture EU Corporation, a Michigan corporation, is a Subsidiary of the Trust (each a "Guarantor" and, collectively, the "Guarantors"); and

     WHEREAS, on the date hereof, the Issuers have satisfied and discharged their obligations under the Issuers' 9-3/4% Senior Subordinated Notes due 2004 (the "Senior Subordinated Notes"); and

     WHEREAS, Section 4.16 of the Indenture requires that Subsidiaries (other than Foreign Subsidiaries) of the Issuers shall, after the Senior Subordinated Notes are no longer outstanding, jointly and severally guarantee, irrevocably and unconditionally, all principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes on a senior basis, all in accordance with Article XI of the Indenture; and

     WHEREAS, pursuant to Section 9.1(3) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the forgoing, each of the Issuers, each of the Guarantors and the Trustee mutually covenant and agree as follows:

          i. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          ii. Guarantees. Each Guarantor agrees to execute and deliver its Guarantee, and to become a Guarantor, under Article XI of the Indenture. Each Guarantor further agrees that its Guarantee is subject to all of the terms

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               and conditions of Article XI of the Indenture, and hereby
               confirms that by executing this Supplemental Indenture, it is making all agreements required to be made by it in this Supplemental Indenture pursuant to Article XI.

          ii. Governing Law. The internal laws of the State of New York shall govern this Supplemental Indenture, without regard to the conflict of laws provisions thereof.

          iii. Counterparts. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          iv. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          v. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.



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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first written above.

                                        VENTURE HOLDINGS TRUST
                                        VEMCO, INC.
                                        VEMCO LEASING, INC.
                                        VENTURE INDUSTRIES CORPORATION
                                        VENTURE HOLDINGS CORPORATION
                                        VENTURE LEASING COMPANY
                                        VENTURE MOLD & ENGINEERING
                                        CORPORATION
                                        VENTURE SERVICE COMPANY
                                        EXPERIENCE MANAGEMENT LLC
                                        VENTURE EUROPE, INC.
                                        VENTURE EU CORPORATION
                                        VENTURE HOLDINGS COMPANY LLC



                                     By: /s/ MICHAEL G. TORAKIS
                                         --------------------------------------
                                         Michael G. Torakis, President


                                     THE HUNTINGTON NATIONAL BANK


                                     By: /s/ RUTH F. SOWERS
                                         --------------------------------------
                                         Authorized Signer




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